EX-99.906CERT

CERTIFICATION

I, Jason Grady, President, Chief Executive Officer, and Principal Executive Officer and Bob Anastasi, Treasurer, Principal Financial Officer, and Principal Accounting Officer of DSS AmericaFirst Funds (the “Registrant”), certifies to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Chief Executive Officer, and

Treasurer, Principal Financial Officer,

Principal Executive Officer

and Principal Accounting Officer

DSS AmericaFirst Funds

DSS AmericaFirst Funds

/s/ Jason Grady

/s/ Bob Anastasi

Jason Grady

Bob Anastasi

Date: September 8, 2025

Date: September 8, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to DSS AmericaFirst Funds and will be retained by DSS AmericaFirst Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.